SUB-ITEM 77Q3

AIM Independence 2050 Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending: 6/30/2009
File number:  811-2699
Series No.:   23



74U.  1 Number of shares outstanding (000's Omitted)
        Class A                           283
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                            53
        Class C                            65
        Class R                            89
        Class Y                             8
        Institutional Class                 3


74V.  1 Net asset value per share (to nearest cent)
        Class A                        $ 6.34
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                        $ 6.29
        Class C                        $ 6.30
        Class R                        $ 6.32
        Class Y                        $ 6.35
        Institutional Class            $ 6.35